UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

1001 Camelia Street
Berkeley, CA  94710
(Address of principal executive offices)

(855) 881-2852
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 28, 2014 the Company entered into a lease agreement for approximately 4,600 square feet of office and light industrial facility located in Berkeley, California in the United States.  Vu1 intends to utilize the facility for its research and development of its energy efficient, environmentally friendly lighting technology.

The lease term is for two years effective from February 1, 2014 and terminates on January 31, 2016. Annual rent for each year is $60,000.  The Company is also responsible for certain insurance, utilities, maintenance and other costs as described in the Lease.

This summary of terms of the Premises Lease is qualified in its entirety to Exhibit 10.1 attached to this Form 8-K.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits:

Exhibit Number                                         Description

10.1                                                  Lease between Vu1 Corporation and Maffei Family Leasing dated January 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2014	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer